                                                                 EXHIBIT 99.(c)2

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of June 4, 1997 (this "Agreement"), among INTERMEDIA COMMUNICATIONS INC., a Delaware corporation ("Purchaser"), and
                                                               ---------
the individuals and entities whose names and addresses are set forth at the foot of this Agreement (collectively, the "Stockholders", and each, individually, a
                                      ------------
"Stockholder"), it being understood that the Stockholders are executing this
------------
Agreement in their capacity as stockholders of the Company (as defined below) and not in their capacity as directors and officers of the Company.

     WHEREAS, Purchaser and its wholly owned subsidiary, Daylight Acquisition Corp. (the "Subsidiary"), propose to enter into an Agreement and Plan of Merger,
            ----------
dated as of the date hereof (the "Merger Agreement"), with DIGEX, Incorporated,
                                  ----------------
a Delaware corporation (the "Company"), which Merger Agreement provides, among
                             -------
other things, for the acquisition of the Company by Subsidiary through (i) a tender offer (the "Offer") for any and all shares of Common Stock of the
                   -----
Company, par value $.01 per share ("Company Common Stock") for $13.00 per share
                                    --------------------
(the "Per Share Amount") and (ii) the second step merger pursuant to which
      ----------------
Subsidiary will merge with and into the Company (the "Merger") and all
                                                      ------
outstanding shares of Company Common Stock other than shares held by Purchaser and Subsidiary will be converted into the right to receive not less than the Per Share Amount in cash; and

     WHEREAS, as of the date hereof, the Stockholders own (both beneficially and of record) the number of shares of Company Common Stock set forth opposite their respective names at the foot of this Agreement; and

     WHEREAS, as a condition to the willingness of Purchaser and the Subsidiary to enter into the Merger Agreement, Purchaser and the Subsidiary have required that the Stockholders agree, and in order to induce Purchaser and the Subsidiary to enter into the Merger Agreement, the Stockholders have agreed, to enter into this Agreement governing the voting and disposition of the shares of Company Common Stock now owned and which may hereafter be acquired by any of the Stockholders (the "Shares").
                   ------

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.  Tender of Shares Pursuant to the Offer.  Each Stockholder hereby
    --------------------------------------
    irrevocably agrees to tender and sell (and not withdraw), pursuant to and in accordance with the terms of the Offer as amended from time to time, all of such Stockholder's Shares (provided, that the consideration offered in any
                               --------
    such amendment is in cash and in an amount equal to the Per Share Amount).

2.  Grant of Option.  Each Stockholder hereby grants to Purchaser an exclusive
    ---------------
    and irrevocable option (each an "Option", and together the "Options") to
                                     ------                     -------
    purchase from such Stockholder any and all Shares held by such Stockholder (the "Option Shares") at a price equal to the Per Share Amount per Option
          -------------
    Share. Purchaser may assign to any subsidiary or affiliate of Purchaser (including Subsidiary) the right to exercise the Option. Each Option may be exercised individually from each Stockholder, in whole or in part, at any time or from time to time, on or after the date hereof and prior to the Termination Date (as defined below). No Stockholder shall, prior to the termination of the Option, take, or refrain from taking, any action which would have the effect of preventing or disabling such Stockholder from delivering the Option Shares or otherwise performing its obligations under this Agreement. In the event Purchaser wishes to purchase any Option Shares from any Stockholder, the following procedures shall be followed:

    (a) Purchaser shall send a written notice to such Stockholder specifying the number of Option Shares Purchaser will purchase and the place and date (on or before the later of ten business days from the date such notice is mailed and the date of expiration or termination of any applicable waiting period under Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act")) of closing of such
                                                  -------
         purchase. If such closing is to occur sooner than two business days from the date such notice is mailed, notice shall also be given at the time such written notice is given by telephone or telecopy.

    (b) At the closing of such purchase, (i) Purchaser (or any affiliate or subsidiary of Purchaser) shall pay to such Stockholder the aggregate price for the Option Shares so purchased by certified or cashier's check or wire transfer of immediately available funds and (ii) such Stockholder shall deliver to Purchaser (or, at the option of Purchaser, an affiliate or subsidiary of

         Purchaser) a certificate or certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank, representing the number of Option Shares purchased.

3.  Voting of Shares.  Each Stockholder shall, until the Termination Date, cause
    ----------------
    the Shares owned by such Stockholder to be voted at any meeting of the stockholders of the Company or in any consent in lieu of such a meeting in favor of the consummation of the transactions contemplated by the Merger Agreement, against any transactions inconsistent therewith, and as otherwise reasonably requested by Purchaser in order to carry out the purposes of the Merger Agreement. For the purposes of this Agreement, "Termination Date"
                                                           ----------------
    shall mean the earlier of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time (as defined in the Merger Agreement), and (iii) the termination of this Agreement by the mutual written agreement of the parties hereto or pursuant to the terms of Section 10 of this Agreement.

4.  Irrevocable Proxy.  Each Stockholder hereby irrevocably appoints Purchaser,
    -----------------
    until the Termination Date, as its attorney and proxy pursuant to the provisions of Section 212 of the General Corporation Law of the State of Delaware, with full power of substitution, to vote and take other actions (by written consent or otherwise) in favor of the consummation of the transactions contemplated by the Merger Agreement, against any transactions inconsistent therewith, and as otherwise reasonably required in order to carry out the purposes of the Merger Agreement, with respect to the Shares (and all other securities issued to the Stockholder in respect of the Shares) which each Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or in respect of any consent in lieu of any such meeting or otherwise. This proxy and power of attorney is irrevocable and coupled with an interest in favor of Purchaser. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares (and all other securities issued to the Stockholder in respect of the Shares) which it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto.

5.  No Disposition or Encumbrance of Shares.  Each Stockholder hereby covenants
    -------------------------------------
    and agrees that, until the expiration of the Options as provided in Section 2 of this Agreement, except as contemplated by this Agreement, the Stockholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares.

6.  No Solicitation of Transactions.  Each Stockholder shall not, directly or
    -------------------------------
    indirectly, through any agent or representative or otherwise, (i) solicit, initiate or encourage the submission of any proposal or offer from any individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 as amended), trust, association or entity or government, political subdivision, agency or instrumentality of a government (collectively, other than Purchaser and any affiliate of Purchaser, a "Person") relating to (a) any acquisition or purchase of all or
                  ------
    any of the Shares or (b) any acquisition or purchase of all or any portion of the assets of, or any equity interest in, the Company or any subsidiary of the Company or any business combination with the Company or any subsidiary of the Company or (ii) participate in any negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, or assist or participate or facilitate or encourage, any effort or attempt by any Person to do or seek any of the foregoing. Each Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations of the Stockholder and its agents or other representatives with any Person conducted heretofore with respect to any of the foregoing. Each Stockholder shall notify Purchaser promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The provisions of this Section 4 shall not apply to or restrict any action that may be taken by the Stockholder in its capacity as an officer or director of the Company.

7.  Legend on Certificates.  The certificate(s) evidencing the Shares shall be
    ----------------------
    endorsed with a restrictive legend substantially as follows:

         The shares evidenced by this certificate are subject to a stock purchase agreement dated as of June 4, 1997 between the registered holder hereof and Intermedia Communications Inc., a copy of which is on file at the principal office of the Company. The holder of this certificate, by his acceptance hereof, agrees to be bound by all the terms of such agreement, as the same is in effect from time to time.

8.  Representations and Warranties of the Stockholders. Each Stockholder hereby
    --------------------------------------------------
    severally represents and warrants with respect to itself and its ownership of the Shares to Purchaser and the Subsidiary as follows:

    (a)  Authority Relative to this Agreement.  The Stockholder has all
         ------------------------------------
         necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

    (b)  No Conflict.  The execution and delivery of this Agreement by the
         -----------
         Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the HSR Act and the Securities Exchange Act of 1934, as amended), any governmental or regulatory authority, domestic or foreign, (ii) conflict with or violate the Certificate of Incorporation or By-laws of the Stockholder, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which any property or asset of the Stockholder is bound, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on any property or asset of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound.

    (c)  Title to the Shares.  The Shares owned by the Stockholder (as set
         -------------------
         forth on the signature pages hereto) are all the equity securities of the Company owned, either of record or beneficially, by the Stockholder. The Stockholder owns all such Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and, except as provided in this Agreement, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

    (d)  Brokers.  Other than Friedman, Billings, Ramsey & Co., Inc., no
         -------
         broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

9.  Representations and Warranties of Purchaser.  Purchaser hereby represents
    -------------------------------------------
    and warrants to the Stockholders as follows:

    (a) Purchaser has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

    (b)  No Conflict.  The execution and delivery of this Agreement by
         -----------
         Purchaser does not, and the performance of this Agreement by Purchaser will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the HSR Act and the Securities Exchange Act of 1934, as amended), any governmental or regulatory authority, domestic or foreign, (ii) conflict with or violate the Certificate of Incorporation or By-laws of Purchaser, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser or by which any property or asset of Purchaser is bound, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on any property or asset of Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which Purchaser or any property or asset of Purchaser is bound.

    (c)  Brokers.  Other than Bear, Stearns & Co., Inc., no broker, finder or
         -------
         investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

10. Termination of Agreement.  Purchaser reserves the right in its sole
    ------------------------
    discretion at any time hereafter to terminate this Agreement, the Options and all irrevocable proxies granted to it hereunder.

11. Miscellaneous.
    -------------

    (a)  Expenses.  Except as otherwise provided herein or in the Merger
         --------
         Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

    (b)  Further Assurances.  Purchaser and the Stockholders will execute and
         ------------------
         deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

    (c)  Specific Performance.  The parties hereto agree that irreparable
         --------------------
         damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they may be entitled at law or in equity.

    (d)  Entire Agreement.  This Agreement constitutes the entire agreement
         ----------------
         between Purchaser and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Purchaser and the Stockholders with respect to the subject matter hereof.

    (e)  Assignment.  This Agreement shall not be assigned by operation of law
         ----------
         or otherwise, except that Purchaser may assign all or any of its rights and obligations hereunder to any affiliate of Purchaser, provided that no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

    (f)  Obligations of Successors; Parties in Interest. This Agreement shall
         ----------------------------------------------
         be binding upon, inure solely to the benefit of, and be enforceable by, the successors and permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

    (g)  Amendment; Waiver.  This Agreement may not be amended or changed
         -----------------
         except by an instrument in writing signed by the parties hereto. Any party hereto may (i) extend the time for the performance of any obligation or other act of the other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    (h)  Severability.  The invalidity or unenforceability of any provision of
         ------------
         this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

    (i)  Notices.  All notices, requests, claims, demands and other
         -------
         communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8(i)):

    if to Purchaser:

         Intermedia Communications Inc.
         3625 Queen Palm Drive
         Tampa, FL 33619
         Attention: Chief Financial Officer
         Telecopy: (813) 829-2470

    with a copy to:

         Kronish, Lieb, Weiner & Hellman LLP
         1114 Avenue of the Americas
         New York, New York 10036
         Attention: Ralph J. Sutcliffe, Esq.
         Telecopy:  (212) 997-3527


    if to any Stockholder:

         at the respective addresses of such Stockholder set forth at the foot of this Agreement

    (j)  Governing Law.  This Agreement shall be governed by, and construed in
         -------------
         accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

    (k)  Headings.  The descriptive headings contained in this Agreement are
         --------
         included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    (l)  Parties in Interest.  This Agreement shall be binding upon and inure
         -------------------
         solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

    (m)  Counterparts.  This Agreement may be executed in one or more
         ------------
         counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    (n)  WAIVER OF JURY TRIAL.  EACH PARTY HERETO WAIVES ANY RIGHT IT MIGHT
         --------------------
         HAVE TO A JURY TRIAL OF ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT.

     IN WITNESS WHEREOF, Purchaser has caused this Agreement to be executed by its officers thereunto duly authorized and the Stockholders have duly executed this Agreement, as of the date first written above.


PURCHASER:
---------


INTERMEDIA COMMUNICATIONS INC.


By:  /s/  Robert M. Manning
   -------------------------
   Name:  Robert M. Manning
   Title: Senior Vice President and
          Chief Financial Officer

SHAREHOLDERS:                            NUMBER OF SHARES OWNED:
------------                             -----------------------
GROTECH PARTNERS IV, L.P.                      1,438,361
                                             -------------
By: GROTECH CAPITAL GROUP IV, LLC
    General Partner


By:  /s/  Frank A. Adams
   -------------------------------
   Name:  Frank A. Adams
   Title: President & CEO
Address:  9690 Deereco Road
          Timonium, MD 21093
Telecopy: 410-560-1910


GROTECH PARTNERS III, L.P.                       229,050
                                             -------------
By: Grotech Capital Group, Inc.
    General Partner


By:  /s/  Frank A. Adams
   -------------------------------
   Name:  Frank A. Adams
   Title: President & CEO
Address:  9690 Deereco Road
          Timonium, MD 21093
Telecopy: 410-560-1910

                    [Signature Pages Continue on Next Page]

GROTECH III COMPANION FUND, L.P.                  24,952
                                             -------------
By: Grotech Capital Group, Inc.
    General Partner


By:  /s/  Frank A. Adams
   -------------------------------
   Name:  Frank A. Adams
   Title: President & CEO
Address:  9690 Deereco Road
          Timonium, MD 21093
Telecopy: 410-560-1910


GROTECH III PENNSYLVANIA FUND, L.P.               14,228
                                             -------------
By: Grotech Capital Group, Inc.
    General Partner


By:  /s/  Frank A. Adams
   -------------------------------
   Name:  Frank A. Adams
   Title: President & CEO
Address:  9690 Deereco Road
          Timonium, MD 21093
Telecopy: 410-560-1910


VENROCK ASSOCIATES                               794,229
                                             -------------

By:  /s/  Ray A. Rothrock
   -------------------------------
   Name:  Ray A. Rothrock
   Title: General Partner
Address:  30 Rockefeller Plaza, Room 5508
          New York, New York 10112
Telecopy: 212-649-5788 (F)
          212-649-5786 (P)

                    [Signature Pages Continue on Next Page]

VENROCK ASSOCIATES II, L.P.                      382,051
                                             -------------

By:  /s/  Ray A. Rothrock
   -------------------------------
   Name:  Ray A. Rothrock
   Title: General Partner
Address:  30 Rockefeller Plaza, Room 5508
          New York, New York 10112
Telecopy: 212-649-5788 (F)
          212-649-5786 (P)


SOUTHERN VENTURE FUND II, L.P.                   840,198
                                             -------------

By:  /s/  William F. Earthman III
   -------------------------------
   Name:  William F. Earthman III
   Title: General Partner
Address:  310 25th Avenue N.
          Nashville, TN 37205
Telecopy: 615-329-9237


BLUE CHIP CAPITAL FUND LIMITED                   429,285
PARTNERSHIP                                  -------------

By: BLUE CHIP VENTURE COMPANY
    General Partner


By:  /s/  John H. Wyant
   -------------------------------
   Name:  John H. Wyant
   Title: President
Address:  2000 PNC Court
          Cincinatti, OH 45208
Telecopy: 513-723-2306


DIGEX INVESTORS, LTD.                            107,321
                                             -------------

By:  /s/  Stephen E. Kaufman
   -------------------------------
   Name:  Stephen E. Kaufman
   Title: President
Address:  441 Vine Street, Suite 3900
          Cincinatti, OH 45202
Telecopy: 513-381-8808

                    [Signature Pages Continue on Next Page]

DOUGLAS E. HUMPHREY                              970,744
                                             -------------
     /s/  Douglas E. Humphrey
   -------------------------------
Address:  308 Montgomery Street
          Laurel, MD 20707
Telecopy: 410-792-2985 (F)
          301-598-8723 (P)


MICHAEL T. DOUGHNEY                              647,163
                                             -------------


     /s/  Michael T. Doughney
   -------------------------------
Address:  One Digex Plaza
          Beltsville, MD 20705
Telecopy: 301-419-5017